                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
BASIC                                                           1998         1997         1998         1997
-----                                                         ---------    ---------    ---------    ---------
Income before extraordinary item                              $ 199,665    $ 223,655    $ 272,718    $  94,665

Less: Dividends on convertible preferred stock                   (1,990)      (2,838)      (5,970)      (8,515)
                                                              ---------    ---------    ---------    ---------
Income before extraordinary item for computation of
  income per share                                              197,675      220,817      266,748       86,150

Extraordinary item - loss on early retirement of debt                 -       (4,610)           -       (4,610)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 197,675    $ 216,207    $ 266,748    $  81,540
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income
 per Share:
-------------------------------------------

Weighted average common shares outstanding                      291,870      290,650      292,779      290,278
                                                              =========    =========    =========    =========

Basic Income Per Common Share:
------------------------------

Net income per common share before extraordinary item         $    0.68    $    0.76    $    0.91    $    0.30

Extraordinary item - loss on early retirement of debt                 -        (0.02)           -        (0.02)
                                                              ---------    ---------    ---------    ---------

Net income per common share                                   $    0.68    $    0.74    $    0.91    $    0.28
                                                              =========    =========    =========    =========

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                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
DILUTED                                                          1998         1997         1998         1997
-------                                                       ---------    ---------    ---------    ---------
Income before extraordinary item                              $ 199,665    $ 223,655    $ 272,718    $  94,665

Less: Dividends on convertible preferred stock                        -            -            -       (8,515)

Add: Interest savings, net of tax, applicable to:
     Assumed conversion of 7% Notes
                                                                      -          115            -            -
                                                              ---------    ---------    ---------    ---------
Income before extraordinary item for computation of
  income per share                                              199,665      223,770      272,718       86,150

Extraordinary item - loss on early retirement of debt
                                                                      -       (4,610)           -       (4,610)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 199,665    $ 219,160    $ 272,718    $  81,540
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income
 per Share:
-------------------------------------------

Weighted average common shares outstanding                      291,870      290,650      292,779      290,278
Weighted average common equivalent shares arising from:
  Dilutive stock options                                          3,295        4,391        3,781        3,528
  Assumed conversion of Series B convertible preferred stock          -        2,753            -            -
  Assumed conversion of Series C convertible preferred stock      7,731        7,740        7,731            -
  Stock subscription warrants                                       655          647          661          631
  Disney warrant                                                      -            -           10            -
  Assumed conversion of 7% Notes                                      -          689            -            -
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             303,551      306,870      304,962      294,437
                                                              =========    =========    =========    =========

Diluted Income Per Common Share:
--------------------------------

Net income per common share before extraordinary item         $    0.66    $    0.73    $    0.89    $    0.30

Extraordinary item - loss on early retirement of debt                 -        (0.02)           -        (0.02)
                                                              ---------    ---------    ---------    ---------
Net income per common share                                   $    0.66    $    0.71    $    0.89    $    0.28
                                                              =========    =========    =========    =========



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